Exhibit 1.01
Xylem Inc.
Conflict Minerals Report

For the Year Ended December 31, 2025

Xylem Inc. (the “Company”) has prepared this Report for the year ended December 31, 2025 to satisfy the requirements of Rule 13p-1 of the Securities Exchange Act of 1934 relating to conflict minerals (the “Rule”). The term "conflict minerals" is defined in the Rule as cassiterite, columbite-tantalite (coltan), wolframite, and their derivatives, tin, tantalum, tungsten, and gold (“conflict minerals” or “3TG”); or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo ("DRC") or any adjoining country that shares an internationally recognized border with the DRC. For the purpose of this Report, the adjoining countries and the DRC are referred to as the “Covered Countries.”

Company and Product Overview

Xylem is a leading global water technology company. Xylem designs, manufactures and services engineered products and solutions across a wide variety of critical applications, primarily in the water sector. Our broad portfolio of products, services and solutions addresses customer needs of scarcity, resilience, quality and affordability across the water cycle, from the delivery, treatment, measurement and use of drinking water, to the collection, testing, analysis and treatment of wastewater, to the return of water to the environment. We sell our products in approximately 150 countries to a diverse customer base through a global distribution network consisting of our direct sales forces and independent channel partners.

Our business has four reportable segments: Water Infrastructure, Applied Water, Measurement and Control Solutions and Water Solutions and Services. The Water Infrastructure segment focuses on the transportation and treatment of water, offering a range of products including water, wastewater and storm water pumps, controls and systems; and treatment equipment: filtration and separation, disinfection, wastewater solutions for municipal and industrial applications. The Applied Water segment serves many of the primary uses of water and focuses on the residential, commercial and industrial markets. The Applied Water segment's major products include pumps, valves, heat exchangers, controls and dispensing equipment. The Measurement and Control Solutions segment focuses on developing advanced technology solutions that enable intelligent use and conservation of critical water and energy resources as well as analytical instrumentation used in the testing of water. The Measurement and Control Solutions segment's major products include smart metering, networked communications, measurement and control technologies, critical infrastructure technologies, software and services including cloud-based analytics, and remote monitoring and data management. The Water Solutions and Services segment provides tailored services and solutions, in collaboration with customers and backed by life‑cycle services, including on‑demand water, outsourced water, recycle / reuse, specialty dewatering and emergency response service alternatives to improve operational reliability, performance and environmental compliance. Key offerings within this segment also include equipment systems for industrial needs (influent water, boiler feed water, ultrahigh purity, process water, wastewater treatment, and recycle / reuse), full-scale outsourcing of operations and maintenance, and municipal services, including odor and corrosion control services, as well as leak detection, condition assessment and asset management and pressure monitoring solutions.

We have manufacturing facilities in numerous countries producing thousands of parts. Our facilities procure parts, materials and products globally and regionally, that are then assembled into our products or are resold. There are multiple tiers in our supply chain and we do not have a direct relationship with smelters and refiners. As such, we rely on our direct suppliers to provide information on the existence of, and the origin of, any 3TG contained in components and materials supplied to us, including the sources of any 3TG that are supplied to them from their supply chains. Our direct suppliers similarly rely on information provided by their suppliers.

We have adopted a Conflict Minerals Policy Statement ("Policy") that applies to all of our suppliers. This Policy articulates our conflict minerals supply chain due diligence process and our commitment to our reporting obligations regarding conflict minerals. Our Policy is available on our website at https://www.xylem.com/en-us/about-xylem/conflict-minerals-policy-statement/.

Reasonable Country of Origin Inquiry

We determined that 3TGs were necessary to the functionality of some of our products, components and parts purchased during the 2025 calendar year. We conducted an engineering analysis of the products we manufacture or contract to manufacture to identify products, components and parts used in our manufacturing process that contain, or had a high probability of containing, one or more 3TG. Our sourcing departments across the Company worked to identify the associated direct suppliers (the “In-scope Suppliers”) that provide the Company with those products, components and parts. We reviewed our supplier list to see that irrelevant (or “out of scope”) suppliers were removed from the conflict minerals survey process, based on the following criteria:

•The supplier supplies components, parts or products that do not contain 3TG.
•The supplier supplies packaging only (excluding labels).
•The supplier supplies the Company with items that do not end up in our products (including equipment used to make our products).
•The supplier is a test lab.
•The supplier is a service provider only.

To assist in determining whether necessary 3TG in our products originated in Covered Countries, we retained Source Intelligence (“SI”), a third-party service provider, to assist us in reviewing our supply chain. SI considered Reasonable Country of Origin (“RCOI”) to determine whether the 3TGs may have originated in the Covered Countries and whether the minerals may have come from recycled or scrap sources. We provided a list of In-scope Suppliers to SI for upload to its SI Platform (“Platform”). SI’s Platform is a SaaS platform that enables its users to complete and track supplier communications and allows suppliers to upload completed Conflict Minerals Reporting Templates ("CMRTs") directly to the platform for assessment and management. Via SI’s Platform, we contacted and surveyed 3,203 In-scope Suppliers using the CMRT maintained by the Responsible Minerals Initiative ("RMI"). SI requested that all In-scope Suppliers complete a CMRT and included training and education resources to guide suppliers on best practices and the use of the CMRT template. SI monitored and tracked all communications in the SI Platform for future reporting and transparency. SI’s program also includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRTs.

All submitted CMRTs are accepted and classified as valid or invalid and all data is retained. Suppliers with invalid or incomplete CMRTs were contacted and encouraged to resubmit a valid or complete form. Suppliers were also provided with guidance on how to correct validation errors. As of May 5, 2026, approximately 1.7% of our In-scope Suppliers were classified as submitting invalid or incomplete responses. Included in these responses were suppliers who responded to our inquiry with a response that was in a form other than the CMRT. The percentage of invalid or incomplete responses is slightly more than the prior reporting year (which was approximately 1.5%).

SI compared the list of smelters and refiners provided in our In-scope Suppliers’ CMRT responses to the lists of known smelters and refiners. If a supplier indicated that a facility was certified as conflict-free, SI confirmed that the facility was an independently validated conflict-free smelter and refiner of 3TGs. Our In-scope Suppliers identified a total of 366 smelters and refiners that appear on the lists of known smelters and refiners. Of these 366 smelters and refiners, 228 are independently validated as conflict-free by RMI or other cross-recognized initiatives. Furthermore, based on information provided by RMI, none of the other identified smelters or refiners have agreed to undergo, are currently undergoing, or have failed and may be appealing a third-party audit. Most of the CMRTs received were made on a company or division-level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TGs contained in our products. Based on our RCOI, we exercised further due diligence on the source and chain of custody of the 3TGs contained in components and products provided by our suppliers, as required by the Rule.

Appendix A includes an aggregated list of countries of origin from which the 366 identified smelters and refiners collectively source 3TGs, based on reasonable identification of country of origin data obtained via SI’s supply chain database. Overreporting by the In-scope Suppliers could have occurred, which could result in Appendix A listing more countries than those strictly relevant to the Company’s products. Responses from In-scope Suppliers may provide more data than can be linked to our products. As a result, Appendix A may contain more countries than those from which 3TGs used in our products are sourced.

Due Diligence

Our conflict minerals supply chain due diligence program is designed to conform, in all material respects, to the framework in The Organisation for Economic Co-operation and Development's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). We integrated the five steps recommended by the OECD Guidance as follows:

Step 1: Establish Strong Management Systems Regarding Conflict Minerals

•Our team, led by our Procurement group, works with colleagues from across our businesses and functional areas to implement and manage our conflict minerals compliance program.

•We maintain a Conflict Minerals Policy Statement that applies to all our suppliers. Our Conflict Minerals Policy Statement is publicly available on our website at: https://www.xylem.com/en-us/about-xylem/conflict-minerals-policy-statement/.

•Our controls include our Code of Conduct and Business Partner & Supply Partner Code of Conduct, both publicly available on our website at https://www.xylem.com/en-us/about-xylem/, which outline expected behaviors for our employees and suppliers. In addition, we include a compliance clause in new and renewed supplier contracts and purchase orders, stating our expectation that suppliers provide the product content information the Company needs to comply with our conflict minerals reporting obligations.

•We have a hotline, called Integrity Line, that provides employees and suppliers with a mechanism to report violations or concerns related to our policies, including our Conflict Minerals Policy Statement, our Code of Conduct and our Business Partner & Supply Partner Code of Conduct.

•We engaged SI to assist with supplier engagement, including evaluation of supply chain information regarding 3TGs and the development and implementation of additional due diligence steps.

•The Company continues to place a strong emphasis on supplier education and training. To accomplish this, we leveraged SI’s online resources and all In-scope Suppliers were provided with access to SI’s library of conflict minerals training and support resources.

•SI retains all conflict minerals-related data and documents in accordance with the recommended retention guidelines of five years, including supplier responses to CMRTs. The information and findings from this process are stored in a database that can be audited by internal or external parties.

Step 2: Identify and Assess Risk in the Supply Chain

We adopted the market standard approach, which attempts to trace the origin of the 3TGs provided to us by identifying smelters, refiners, recyclers and scrap supplier sources. As discussed above, we surveyed 3,203 In-scope Suppliers using the CMRT to identify the origin, source and chain of custody of 3TGs contained in our products.

We conducted multiple rounds of follow-up with suppliers who were not responsive to our survey. We reviewed the responses we received against red flag indicators and validation criteria to determine which supplier responses required further engagement. Certain risks were identified automatically through SI’s Platform based on pre-established criteria. These risks were addressed by SI’s supply chain staff as well as members of our internal conflict minerals team to engage the supplier to gather additional pertinent data.

The primary risk we identified related to the nature of the responses received. Many of the responses provided data at a company or division level, or suppliers were unable to specify the smelters or refiners used for 3TGs in the components supplied to Xylem. While a majority of suppliers indicated to SI that they received information regarding their supply chain from at least 75% of their suppliers, many suppliers were not able to provide a comprehensive list of all smelters or refiners in their supply chain.

We identified and assessed risks associated with conflict minerals in the supply chain in accordance with the OECD Guidance. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. SI compared the facilities listed in the CMRT responses to the list of known smelters and refiners to confirm that the facilities met the definition of a 3TG processing facility that was operational during the 2025 calendar year.

In order to assess the risk that any of these smelters and refiners posed to our supply chain, SI determined if the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process ("RMAP”). We do not have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters and refiners that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter or refiner’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists. To each smelter that is currently not conformant to RMAP, SI is sending a smelter outreach letter on behalf of Xylem to encourage participation in cross-recognized industry audit programs. For those smelters for which SI does not have direct contact information, SI will also send this outreach letter to smelters’ respective metals associations.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. SI uses the following factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags:

•Geographic proximity to the DRC and the Covered Countries;
•Relation to sanctioned individuals and entities;
•Known mineral source country of origin;
•RMAP audit status;
•Credible evidence of unethical or conflict sourcing; and
•Peer assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the In-scope Suppliers surveyed, risk mitigation activities are initiated. Through SI, suppliers that provide submissions that include facilities with red flags are sent a notice suggesting that the suppliers remove the red flag smelters from their supply chain and provide if any updated CMRT is available.

Step 3: Design and Implement a Strategy to Respond to Identified Risks in our Supply Chain

Together with SI, Xylem has developed processes to assess the risks identified in the supply chain. As discussed under Step 2 above, we reviewed CMRT survey responses against risk-assessment criteria. We evaluated risks on a case-by-case basis, allowing a risk-appropriate response. As the due diligence process progressed, escalations were sent to non-responsive suppliers to outline the importance of a response via CMRT and to outline the required cooperation for compliance with the conflict minerals rules and the Company’s expectations. Feedback on suppliers’ submissions was given directly to suppliers and educational resources were provided to assist suppliers in corrective action methods or to improve their internal programs. In cases where suppliers were continuously non-responsive or were not committed to corrective action plans, Xylem may assess if replacing that supplier is feasible. The results of the due diligence and risk assessment were shared with the cross-functional conflict minerals team.

Step 4: Independent Third-Party Audits of Supply Chain Due Diligence

We do not have a direct relationship with smelters or refiners, and we do not perform or direct audits of smelters or refiners. We have leveraged the due diligence conducted on smelters and refiners through the RMAP. The RMAP uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. Of the 366 smelters identified by our suppliers, there were 228 that participated in an independent audit program such as RMAP and there were 138 that did not participate in an independent audit program.

Step 5: Publicly Report on our Supply Chain Due Diligence

We report annually on our conflict minerals due diligence program in our Form SD filed with the Securities and Exchange Commission ("SEC") and this related Report, which are publicly available on our website at www.xylem.com under “Investors – Access Financial Information – SEC Filings.”

Results of our RCOI and Due Diligence

For the 2025 reporting year, of the 3,203 In-scope Suppliers surveyed, approximately 46.7% responded (as compared to a 54.8% response rate for the 2024 reporting year). The response rate for 2025 was driven by factors including lower-than-expected responses from suppliers to the legacy Evoqua Water Technologies Corp. businesses (Xylem acquired Evoqua on May 24, 2023), as well as the fact that we have a wide supplier base with varying levels of resources and sophistication and many of our suppliers are not subject to the Rule themselves. In addition, the majority of the responses we received provided information at the company or division level and/or did not contain conclusive information. There were also suppliers that were unable to provide information on the smelters or refiners they used for materials supplied to us. Some of our In-scope Suppliers reported that they had identified scrap or recycled sources of conflict minerals in their supply chains.

Based on the information obtained through our RCOI and the due diligence processes described above, for the year ended December 31, 2025, we do not have sufficient information to determine the country of origin for all of the 3TGs contained in or used to manufacture our products. We have provided a list of smelters and refiners that may have been used to process minerals in the Company’s supply chain in Appendix B to this Report. The list is based on information reported by some of the Company’s In-scope Suppliers. While the list is not comprehensive, it is also over-inclusive, containing some smelters or refiners that are not definitively in the Company’s supply chain due to supplier responses at the company or division level. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether any specific smelter or refiner listed in Appendix B is or was active in our supply chains, nor are we aware of when or if feedstock from any entity may have entered our supply chains. We do not have a direct relationship with smelters and refiners listed in Appendix B.

Continuous Improvement Efforts to Mitigate Risks

To improve our conflict minerals program and mitigate related risk, we will continue to:

•Engage with suppliers in an effort to improve the quality of the information we receive and to increase the volume of product-specific responses.
•Work with suppliers who provide incomplete or inconsistent information.
•Refine our scoping approach, so that our efforts will be directed at the most relevant subset of our supply base.
•Communicate to suppliers our expectations regarding compliance with the Company’s Conflict Minerals Policy Statement.
•Conduct due diligence to improve the traceability of the minerals in our products and the overall transparency of our supply chain.

Forward-Looking Statements

This Report contains “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Act of 1995, that are based on our current expectations and assumptions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements include any statements that are not historical and include the statements made under the heading “Continuous Improvement Efforts to Mitigate Risks.” All forward-looking statements made in this Report are based on information currently available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and its present expectations. These risks and uncertainties include, but are not limited to, the challenges associated with understanding our entire supply chain to reach the source of conflict minerals; the continued implementation of satisfactory traceability and other compliance measures by the Company and by our direct and indirect suppliers on a timely basis, or at all; the impact of changes in laws and regulations, and the interpretation thereof, and in political conditions; the impact of restructuring activities and the reorganizations of our operations; the impact of acquisitions, divestitures, joint ventures and other transactions; other factors beyond our control; and also include those risks set out under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and with subsequent filings we make with the SEC.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

APPENDIX A

Countries of Origin that Company’s declared smelters are known to source from
ANGOLA	HONG KONG	PORTUGAL
ARGENTINA	HUNGARY	RUSSIAN FEDERATION
ARMENIA	INDIA	RWANDA
AUSTRALIA	INDONESIA	SAUDI ARABIA
AUSTRIA	IRELAND	SIERRA LEONE
BELARUS	ISRAEL	SINGAPORE
BELGIUM	ITALY	SLOVAKIA
BERMUDA	JAPAN	SOUTH AFRICA
BOLIVIA (PLURINATIONAL STATE OF)	JERSEY	SOUTH SUDAN
BRAZIL	KAZAKHSTAN	SPAIN
BURUNDI	KENYA	SURINAME
CAMBODIA	KOREA, REPUBLIC OF	SWEDEN
CANADA	KYRGYZSTAN	SWITZERLAND
CENTRAL AFRICAN REPUBLIC	LAO PEOPLE'S DEMOCRATIC REPUBLIC	TAIWAN, PROVINCE OF CHINA
CHILE	LUXEMBOURG	TAJIKISTAN
CHINA	MADAGASCAR	TANZANIA, UNITED REPUBLIC OF
COLOMBIA	MALAYSIA	THAILAND
CONGO	MALI	TURKEY
CONGO, DEMOCRATIC REPUBLIC OF THE	MEXICO	UGANDA
COTE D'IVOIRE	MONGOLIA	UNITED ARAB EMIRATES
CZECHIA	MOROCCO	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
DJIBOUTI	MOZAMBIQUE	UNITED STATES OF AMERICA
ECUADOR	MYANMAR	UZBEKISTAN
EGYPT	NAMIBIA	VIET NAM
ESTONIA	NETHERLANDS	ZAMBIA
ETHIOPIA	NEW ZEALAND	ZIMBABWE
FINLAND	NIGER
FRANCE	NIGERIA
GERMANY	PAPUA NEW GUINEA
GHANA	PERU
GUINEA	PHILIPPINES
GUYANA	POLAND

APPENDIX B

Metal	Standard Smelter Name	Smelter Facility Location
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery[i]	UGANDA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Aurubis AG, Hamburg	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltdii	RWANDA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Glencore Canada Corporation - CCR Refinery	CANADA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Corporation - The Perth Mint	AUSTRALIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromediii	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	POLAND
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Naoshima Smelter & Refinery	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metalsiv	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Metal	Standard Smelter Name	Smelter Facility Location
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	SOLEIL METALS (Chala One Plant)	PERU
Gold	SOLEIL METALS (YAKARI Plant)	PERU
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Southwest Copper Branch	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet OU	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Cendres + Metaux S.A.	SWITZERLAND
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Conecsus LLC	UNITED STATES OF AMERICA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies EMEA, S.L.U.	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA

Metal	Standard Smelter Name	Smelter Facility Location
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Mitra Graha Raya	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC[v]	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Geo Enterprise	GEORGIA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Vostokvi	RUSSIAN FEDERATION
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES

Metal	Standard Smelter Name	Smelter Facility Location
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

End Notes:

i African Gold Refinery was added to the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC”) sanctions list on March 17, 2022. Because of the overreporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether this, or any, specific smelter or refiner is or was active in our supply chains, nor are we aware of when or if feedstock from this or any entity may have entered our supply chains. Our policy is that we comply, and that our suppliers should comply, with all applicable sanctions laws. We do not have any direct transactions or contractual relationships with this entity, nor are we, to the best of our knowledge, engaging in indirect transactions, with this entity.

ii Gasabo Gold Refinery was designated by the European Union under the Democratic Republic of Congo financial sanctions program on March 17, 2025. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether this, or any, specific smelter or refiner is or was active in our supply chains, nor are we aware of when or if feedstock from this or any entity may have entered our supply chains. Our policy is that we comply, and that our suppliers should comply, with all applicable sanctions laws. We do not have any direct transactions or contractual relationships with this entity, nor are we, to the best of our knowledge, engaging in indirect transactions, with this entity.

iii JSC Uralelectromed was added to the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC”) sanctions list on July 20, 2023. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether this, or any, specific smelter or refiner is or was active in our supply chains, nor are we aware of when or if feedstock from this or any entity may have entered our supply chains. Our policy is that we comply, and that our suppliers should comply, with all applicable sanctions laws. We do not have any direct transactions or contractual relationships with this entity, nor are we, to the best of our knowledge, engaging in indirect transactions, with this entity.

iv Based on commercially available information, Prioksky Plant of Non-Ferrous Metals may be indirectly owned, in part, by Joint Stock Company Institute for Scientific Research Vychislitelnykh Kompleksov named after M.A. Kartesva, which was added to the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) sanctions list on September 15, 2022. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether this, or any, specific smelter or refiner is or was active in our supply chains, nor are we aware of when or if feedstock from this or any entity may have entered our supply chains. Our policy is that we comply, and that our suppliers should comply, with all applicable sanctions laws. We do not have any direct transactions or contractual relationships with this entity, nor are we, to the best of our knowledge, engaging in indirect transactions, with this entity.

v LLC “ARTEX” was added to the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC”) sanctions list on February 23, 2024 and could be the same entity as Artek LLC. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether this, or any, specific smelter or refiner is or was active in our supply chains, nor are we aware of when or if feedstock from this or any entity may have entered our supply chains. Our policy is that we comply, and that our suppliers should comply, with all applicable sanctions laws. We do not have any direct transactions or contractual relationships with this entity, nor are we, to the best of our knowledge, engaging in indirect transactions, with this entity.

vi Vostok Trading Limited Liability Company was added to the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) sanctions list on December 16, 2024 and could be the same entity as LLC Vostok. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether this, or any, specific smelter or refiner is or was active in our supply chains, nor are we aware of when or if feedstock from this or any entity may have entered our supply chains. Our policy is that we comply, and that our suppliers should comply, with all applicable sanctions laws. We do not have any direct transactions or contractual relationships with this entity, nor are we, to the best of our knowledge, engaging in indirect transactions, with this entity.